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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We consent to the incorporation by reference in the Registration Statements of MBIA Inc. on Forms S-3 (No. 333-15003) and S-8 (Nos. 33- 22441 and 33-46062)
of:

(1) our report dated February 3, 1997, on our audits of the consolidated financial statements of MBIA Inc. and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is incorporated by reference in this 1996 Annual Report on Form 10-K; and

(2) our report dated February 3, 1997 on our audits of the financial statement schedules of MBIA Inc. and Subsidiaries, which report is included in this 1996 Annual Report on Form 10-K.

We also consent to the reference to our firm under the caption "Experts" included in the Prospectuses.


                                   /s/ COOPERS & LYBRAND L. L. P.


New York, New York
March 27, 1997